Exhibit 10.15


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT made this 8th day of July, 2004, by and between Galaxy Nutritional Foods, Inc., a Florida corporation (the "Corporation"), and Michael
E. Broll (the "Employee"),

                              W I T N E S S E T H :
                              - - - - - - - - - - -

         WHEREAS, the Corporation desires to hire Employee as its Chief Executive Officer; and,

         WHEREAS, Employee is willing to be employed by the Corporation.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

         1. Employment. The Corporation hereby employs Employee as its Chief Executive Officer whose primary duties shall include, but not be limited to, oversight and management of the operations of the Company and preparation and coordination of Company budgets. Employee hereby accepts such employment and agrees to perform the foregoing and such other duties as are customarily performed by one holding such position in other, same or similar businesses as that engaged in by the Corporation and to render any such other services and duties as may be assigned from time to time by the Corporation.

         2. Performance of Employee's Duties. The Employee agrees to devote his full time to the faithful performance of his duties for the Corporation and to render service to the Corporation to the best of his ability, experience and talent to the satisfaction of the Corporation. Such duties shall be rendered at such place or places in Central Florida, as the Corporation shall require in accordance with the best interests, needs, business and opportunities of the Corporation.

         3. Term of Employment. The term of employment shall be for a period of one year, commencing on July 8, 2004, and expiring on the first anniversary thereof. The Term shall automatically renew for successive one year periods unless either party gives the other written notice at least 90 days prior to the end of the then Term of this Agreement that such party does not desire to renew this Agreement.

         4. Compensation.

            a. The Corporation agrees to pay Employee and Employee agrees to accept from the Corporation, in full payment for Employee's services hereunder, base salary at the rate of Two Hundred Thousand DOLLARS ($200,000) per year payable in equal semi-monthly installments or in accordance with the

Corporation's normal pay practices as may be altered from time to time by Corporation subject to customary payroll deductions.

            b. The Corporation shall reimburse Employee for approved business travel expenses in accordance with Company policy.

            c. Employee shall be eligible to participate in the Corporation's performance based compensation program offered to other executive level employees effective as of the Corporation's fiscal year beginning April 1, 2005. The Board in its sole discretion may grant a performance bonus to Employee for the period of Employee's service prior to April 1, 2005.

         5. Other Benefits.

            a. The Corporation shall provide Employee with such benefits and business expenses as are provided to other executive level employees of the Corporation, including, but not limited to insurance for health, disability and dental insurance.

            b. The Corporation shall reimburse Employee's reasonable costs of lodging in Orlando, Florida for one year commencing on the date of this Agreement as agreed to between the parties and for expenses related to such lodging, but such related expenses shall not exceed $500 per week.

            c. Corporation shall provide Employee with an automobile allowance of $1500 per month which shall be for the purpose of covering all of Employee's automobile expenses.

         6. Death, Incapacity or Illness of Employee.

            a. If Employee dies during the term of this Agreement, the Corporation shall pay to the estate of the Employee only the base salary which would otherwise be payable to the employee through the date of death. Except as herein provided, the death of Employee shall terminate this Agreement and discharge the Corporation from any further liability for the payments provided herein.

            b. In the event Employee becomes disabled, ill or unable to perform the essential functions of his job under this Agreement, this Agreement shall terminate as of the date Employee ceases to perform services hereunder.

         7. A. Termination for Cause. The Corporation may terminate this Agreement immediately without liability or further obligation hereunder upon written notice to Employee if the Employee commits any one or more of the following acts:

                  i. Willful and substantial damaging of the Corporation's property, business, reputation or goodwill;

                  ii. Commission of a felony;

                  iii. Theft, dishonesty, fraud or embezzlement;

                  iv.  The  use  of  alcohol,   narcotics  or  other  controlled
substances to the extent that it prevents the Employee from efficiently performing services for the Corporation;

                  v. Willfully injuring another employee of the Corporation;

                  vi. Willfully injuring any person in the course of performance of services for the Corporation;

                  vii. Disclosing to a competitor or other unauthorized persons confidential or proprietary information or secrets of the Corporation;

                  viii. Solicitation of business on behalf of a competitor or a potential competitor;

                  ix. Sexual harassment of any other employee of the Corporation or the commission of any act which otherwise creates an offensive work environment for other employees of the Corporation;

                  x. Failure of Employee for any reason other than death, disability or illness within ten days after receipt by Employee of written notice thereof from the Corporation, to correct, cease or otherwise alter any insubordination, failure to comply with instructions or other act or omission to act that in the opinion of the Corporation does or may adversely affect its business or operations; or

                  xi. Failure of Employee to substantially comply with any provision of the Corporation's policy manual as it applies to Employee;

            Corporation shall not be limited to termination as a remedy for any improper or illegal act of Employee, but may also seek damages, injunction or such other remedy as it may deem appropriate under the circumstances.

            B. Termination Without Cause. In the event Corporation terminates Employee's service hereunder without cause, Employee shall be entitled to receive one year of Employee's base salary as wages in lieu of notice payable at the option of Corporation in a lump sum or over a period of one year on Corporation's normal payroll dates and subject to typical payroll deductions. Notice of nonrenewal pursuant to paragraph 3 above, shall not constitute termination without cause for purposes of this provision.

         8. Merger or Sale of Corporation. In the event of the sale, merger or consolidation of the Corporation, Employee agrees that Corporation may assign its rights and obligations hereunder to its successor or purchaser.

         9. Limitations on Other Employment. During the term hereof, Employee shall not enter into the services of or be employed in any capacity or for any purposes whatsoever, whether directly or indirectly, by any person, firm, corporation or entity other than Corporation, and will not, during said period of time, be engaged in any business, enterprise or undertaking other than employment by the Corporation. However, nothing contained herein shall prohibit Employee from investing or trading in stocks, bonds, commodities, or other securities or forms of investments including real estate for his own personal account.

         10. Reimbursement of Disallowed Compensation and Expenses. In the event any compensation or reimbursement of expenses paid to Employee or expenses for Employee shall upon audit or other examination of the income tax returns of the Corporation be determined not to be an allowed deduction from the gross income of the Corporation, and such determination shall be accepted by the Corporation or shall be rendered final by the appropriate state or federal taxing authority or by a judgment of a court of competent jurisdiction and no appeal shall be taken therefrom or the applicable period for filing notice of appeal shall have expired, then, in such event, Employee will repay to the Corporation the amount of disallowed compensation or expenses or both from Employee's future salary payments. This duty of repayment may not be waived by the Corporation, but any repayment by Employee to the Corporation pursuant to this provision is limited to the remaining future salary payments due to Employee pursuant to this Agreement at that time, from which the Corporation shall have the right to withhold such remaining unpaid future salary payments in one or more installments, until the amount allowed to the Corporation has been recovered in full or the remaining future salary payments due to Employee pursuant to this Agreement is exhausted.

         11. Assignment of Proprietary Information. Except as may be required in the course of employment by the Corporation, Employee agrees that any and all proprietary information, as hereinafter defined, which Employee has made, conceived of, developed or originated, either individually or jointly with any other person or persons at any time during the period of employment by the Corporation, or during a period of one year after termination or expiration of said employment, whether during working hours or any other time, which relate in any way to the business or the type of business now or hereafter engaged in or contemplated by the Corporation during the period of Employee's employment or which result from or may be suggested by any work Employee does for the Corporation or at the Corporation's request, shall be the property of the Corporation. As used herein, "Proprietary Information" shall mean any and all proprietary property including but not limited to all techniques, processes, devices, charts, manuals, payroll, and improvements thereto together with the names and identities of all clients and prospective clients, price lists, suppliers and all other information or materials which the Corporation may from time to time designate and treat as confidential and proprietary or as a trade secret.

         Employee shall promptly disclose and assign and does hereby assign such Proprietary Information to the Corporation's representatives and do all such acts, and execute and deliver all such documents, as may be necessary to vest in the Corporation the title to all such Proprietary Information and enable the Corporation to properly prepare and prosecute any and all applications for patents, trademarks or copyrights thereon as well as all reissues, renewals and extensions thereof, so that the Corporation shall be the sole and absolute owner of all right, title and interest in said proprietary property. It is understood and agreed that the words "which relate in any way to the business or the type of business now or hereafter carried on or contemplated by the Corporation" shall properly cover any reasonable development or extension of the Corporation's field of operation. These obligations shall continue beyond the termination or expiration of Employee's employment with respect to inventions, discoveries and developments conceived or made by Employee during the period of employment and shall be binding on Employee's assigns, executors, heirs, administrators and other legal representatives. Employee agrees that all correspondence, drawings, reports, ideas, blueprints, manuals, letters, notes, analyses, notebooks, reports, charts, programs, proposals or any other documents concerning the Corporation's customers or products or processes, whether or not prepared by and in the course of employment, alone or in conjunction with others, is the property of the Corporation and upon termination or expiration of employment for any reason, Employee shall promptly return to the Corporation any such documents in his possession, custody or control.

         12. Information and Testimony. Employee will, without expense to himself, give such true information and testimony under oath if requested, as may be requested of him by the Corporation relative to any Proprietary Information that is subject to disclosure to the Corporation under the terms hereof.

         13. Proprietary Information. Employee agrees that he will not at any time during or after the termination or expiration of his employment, except as authorized or directed in writing by the Corporation, use for Employee's own benefit, copy, reveal, sell, divulge or make known in any manner to any person, firm or corporation the contents of any unique and confidential methods, inventions, systems, processes, formula, design, concepts, techniques, and devices of the Corporation, whether or not owned by the Corporation, whether the same shall or may have been originated, discovered or otherwise created by Employee or the methods, processes or manner of the creation and sale of products or services provided by, sold or leased by the Corporation, all sometimes referred to as "trade secrets".

         Employee further agrees not to reveal, divulge or make known to any person, firm or corporation the name of any of the Corporation's clients, price lists, financial information, suppliers or any secret, trade secret or other Proprietary Information whatsoever in connection with the Corporation, its business or its clients or anything pertaining thereto except as reasonably necessary to the performance of Employee's duties.

         Employee understands that if, either during employment or thereafter, he discloses to others, uses for his own benefit or for the benefit of any person or entity other than the Corporation, copies or makes notes of any such trade secrets, information or facilities, such conduct will constitute a breach of the confidence and trust bestowed upon Employee by the Corporation and will be a breach of this Agreement.

         Employee further agrees that he is under no obligation to any former employer which is in any way inconsistent with this Agreement or which imposes any restriction on behalf of the Corporation. The Employee also acknowledges that he has been instructed that during the term of employment by the Corporation, he is not to divulge to the Corporation, its employees or its consultants any confidential information obtained from any previous employers or any other person.

         14. Return of Records and Property. On termination or expiration of employment, Employee shall deliver all records, files, notes, data, memoranda, models, and equipment of any nature that are in Employee's possession or under his control and that are the property of the Corporation or relate to his employment or to the business of the Corporation.

         15. Defense and Indemnification. The Corporation agrees that it will defend, indemnify, and hold Employee harmless from and against all claims, damages, causes of action, costs, or expenses, including court costs and reasonable attorney's fees, that may arise and/or be incurred in connection with any actual or alleged action or inaction resulting from any responsibility or duty deemed, alleged, or assumed to result from this Agreement, including but not limited to Performance of Employee's Duties to the extent provided in the Corporations Articles of Incorporation and Bylaws and to the extent covered by the Company Directors and Officers Liability Insurance.

         16. Waiver or Modification. No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and duly executed by the party to be charged therewith. Furthermore, no evidence of any modification or waiver shall be offered or received as evidence in any proceeding, arbitration or litigation between the parties arising out of or affecting this Agreement or the rights or obligations of any party hereunder, unless such waiver or modification is in writing, duly executed as aforesaid. The provisions of this paragraph may not be waived except as herein set forth.

         17. Complete Agreement. This written Agreement contains the sole and entire agreement between the parties as to the matters contained herein, and supersedes any and all other agreements between them. The parties acknowledge and agree that neither of them has made any representation with respect to such matters of this Agreement or any representations except as are specifically set forth herein, and each party acknowledges that he or it has relied on his or its own judgment in entering into this Agreement. The parties further acknowledge that statements or representations that may have been heretofore made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with his or its dealing with the other.

         18. Choice of Law. This Agreement and the performance hereunder and all suits and special proceedings hereunder shall be construed in accordance with the laws of the State of Florida. In any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Florida shall be applicable and shall govern to the exclusion of the law of any other forum, without regard to the jurisdiction in which the action or special proceeding may be instituted. All actions under this Agreement shall be taken in a court of competent jurisdiction within the county in the State of Florida in which the Corporation's principal place of business is located and Employee hereby waives and agrees that he shall not assert that such forum is inconvenient.

         19. Binding Effect of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns and legal representatives.

         20. Life Insurance. Inasmuch as the services of Employee are important to the success or failure of the Corporation, the Corporation may, by its sole discretion, purchase disability insurance or insurance on the life of the

Employee during the term hereof in such amounts as Corporation shall determine appropriate. Such insurance shall be owned by the Corporation, the Corporation shall be the sole beneficiary, and all premiums therefor shall be paid by the Corporation. The Employee agrees to cooperate with the reasonable requirements of the Corporation and/or its insurance carriers as necessary to obtain such insurance, including submitting to any and all necessary medical examinations.

         21. Invalid Provision. The invalidity or unenforceability of a particular provision of this Agreement shall not effect the other provisions hereto, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

         22. Costs of Enforcement. In the event either party initiates action to enforce his, her or its rights hereunder, the substantially prevailing party shall recover from the substantially non-prevailing party its reasonable expenses, court costs, including taxed and untaxed costs, and reasonable attorneys' fees, whether suit be brought or not (jointly referred as to "Expenses"). As used herein, Expenses include expenses incurred in any appellate or bankruptcy proceeding. All such Expenses shall bear interest at the highest rate allowable under the laws of the State of Florida from the date the substantially prevailing party pays such Expenses until the date the substantially non-prevailing party repays such Expenses. Expenses incurred in enforcing this paragraph shall be covered by this paragraph.

         23. Assignment. This Agreement shall be construed as a contract for personal services by Employee to the Corporation and shall not be assignable by Employee.

         24. Strict Construction. This Agreement was the joint, negotiated product of the parties. Therefore, neither party shall advance a position that any provision hereof should be more strictly construed against the other party on the basis that such other party prepared such provision.

         25. Cumulative Rights. Unless otherwise provided herein, all rights, powers and privileges conferred upon the parties by law, this Agreement or otherwise shall be cumulative.

         26. Waiver. No failure of any party to exercise any power given such party hereunder or to insist upon strict compliance by any party with its obligations hereunder, and no custom or practice of the parties in variance with the terms hereof shall constitute a waiver of the parties' right to demand exact compliance with the terms hereof.

         27. Survival. The provisions of this Agreement shall continue and survive the closing hereof unless or until there is a completion and fulfillment of all the conditions, covenants and warranties herein.

         28. Time. Time is of the essence of this Agreement.

         29. Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or when mailed by certified registered mail, return receipt requested, with postage prepaid to their current address or to such other address as they request in writing.

         30. Singular/Plural Feminine/Masculine, Successors or Assigns. All references as used herein shall include male and female, singular and plural, and successors or assigns in the use of a corporation, partnership, individual or entity in any place or places herein in which the context may require or permit such substitution, substitutions or designations.



                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first written above.


                                              "Corporation"

                                              GALAXY NUTRITIONAL FOODS, INC.

                                              By: /s/ David H. Lipka
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Witness
                                              As its: Chairman of the Board

                                              Date:   July 8, 2004
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Witness


                                              "Employee"

                                              MIKE BROLL

                                              /s/ Mike Broll
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Witness                                       Mike Broll

                                              Date:   July 8, 2004
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Witness